Registration No. 333-238797

Registration No. 333-225342

Registration No. 333-225341

Registration No. 333-183480

Registration No. 333-169487

Registration No. 333-148237

Registration No. 333-103116

Registration No. 333-97677

Registration No. 333-69877

Registration No. 33-59767

Registration No. 33-59771

Registration No. 33-59773

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-238797

FORM S-8 REGISTRATION STATEMENT NO. 333-225342

FORM S-8 REGISTRATION STATEMENT NO. 333-225341

FORM S-8 REGISTRATION STATEMENT NO. 333-183480

FORM S-8 REGISTRATION STATEMENT NO. 333-169487

FORM S-8 REGISTRATION STATEMENT NO. 333-148237

FORM S-8 REGISTRATION STATEMENT NO. 333-103116

FORM S-8 REGISTRATION STATEMENT NO. 333-97677

FORM S-8 REGISTRATION STATEMENT NO. 333-69877

FORM S-8 REGISTRATION STATEMENT NO. 33-59767

FORM S-8 REGISTRATION STATEMENT NO. 33-59771

FORM S-8 REGISTRATION STATEMENT NO. 33-59773

UNDER

THE SECURITIES ACT OF 1933

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, Pennsylvania 19103

(215) 875-0700

(Address, including zip code, and telephone number of Principal Executive Offices)

Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan

Pennsylvania Real Estate Investment Trust Employee Share Purchase Plan

Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan

Pennsylvania Real Estate Investment Trust Second Amended and Restated 2003 Equity Incentive Plan

Pennsylvania Real Estate Investment Trust Amended and Restated 2003 Equity Incentive Plan

Amended and Restated Pennsylvania Real Estate Investment Trust Employee Share Purchase Plan

2008 Restricted Share Plan for Non-Employee Trustees

1999 Equity Incentive Plan

1997 Stock Option Plan

Pennsylvania Real Estate Investment Trust Qualified Employee Share Purchase Plan

Pennsylvania Real Estate Investment Trust Amended Incentive And Non Qualified Stock Option Plan

Pennsylvania Real Estate Investment Trust 1993 Jonathan B. Weller Non Qualified Stock Option Plan

Pennsylvania Real Estate Investment Trust Option Plan For Non-Employee Trustees

(Full Title of the Plan)

Lisa M. Most

Executive Vice President, Secretary and General Counsel

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, Pennsylvania 19103

(215) 875-0784

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

TERMINATION OF REGISTRATION STATEMENTS

AND

DEREGISTRATION OF UNSOLD SECURITIES

Pennsylvania Real Estate Investment Trust (the “Trust”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all of the Trust’s common shares of beneficial interest, par value $1.00 per share (“Common Shares”), and any and all other securities registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof (note that the number of Common Shares listed as being registered pursuant to each Registration Statement listed below does not take into account corporate actions, such as stock splits, taken in the interim):

•

Registration Statement No. 33-59773, filed with the SEC on June 1, 1995, registering 400,000 Common Shares and incentive stock options for the maximum number of Common Shares issuable upon exercise of options, issuable under the Pennsylvania Real Estate Investment Trust Amended Incentive and Non Qualified Stock Option Plan;

•

Registration Statement No. 33-59771, filed with the SEC on June 1, 1995, registering 100,000 Common Shares and incentive stock options for the maximum number of Common Shares issuable upon exercise of options, issuable under the Pennsylvania Real Estate Investment Trust 1993 Jonathan B. Weller Non Qualified Stock Option Plan;

•

Registration Statement No. 33-59767, filed with the SEC on June 1, 1995, registering 100,000 Common Shares and incentive stock options for the maximum number of Common Shares issuable upon exercise of options, issuable under the Pennsylvania Real Estate Investment Trust Option Plan for Non-Employee Trustees;

•

Registration Statement No. 333-69877, filed with the SEC on December 30, 1998, registering 82,000 Common Shares, issuable under the Pennsylvania Real Estate Investment Trust Qualified Employee Share Purchase Plan;

•	Registration Statement No. 333-97677, filed with the SEC on August 5, 2002, registering 382,500 Common Shares, issuable under the 1997 Stock Option Plan;

•	Registration Statement No. 333-103116, filed with the SEC on February 12, 2003, registering 181,675 Common Shares, issuable under the1999 Equity Incentive Plan;

•	Registration Statement No. 333-148237, filed with the SEC on December 21, 2007, registering 60,000 Common Shares, issuable under the 2008 Restricted Share Plan for Non-Employee Trustees;

•

Registration Statement No. 333-169487, filed with the SEC on September 20, 2010, registering 900,000 Common Shares, issuable under the Pennsylvania Real Estate Investment Trust Amended and Restated 2003 Equity Incentive Plan, and registering 250,000 Common Shares, issuable under the Amended and Restated Pennsylvania Real Estate Investment Trust Employee Share Purchase Plan;

•

Registration Statement No. 333-183480, filed with the SEC on August 22, 2012, registering 1,750,000 Common Shares, issuable under the Pennsylvania Real Estate Investment Trust Second Amended and Restated 2003 Equity Incentive Plan;

•	Registration Statement No. 333-225341, filed with the SEC on June 1, 2018, registering 1,757,499 Common Shares, issuable under the Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan;

•

Registration Statement No. 333-225342, filed with the SEC on June 1, 2018, registering 350,000 Common Shares, issuable under the Pennsylvania Real Estate Investment Trust Employee Share Purchase Plan; and

•

Registration Statement No. 333-238797, filed with the SEC on May 29, 2020, registering 2,440,000 Common Shares, issuable under the Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan.

On December 10, 2023, the Trust and certain of its direct and indirect subsidiaries commenced their respective voluntary chapter 11 cases (the “Chapter 11 Cases”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

As a result of the Chapter 11 Cases, the Trust has terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by the Trust in the Registration Statements, if any, to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, effective upon filing of these Post-Effective Amendments, the Trust hereby removes from registration all of such securities of the Trust registered but unsold under the Registration Statements, if any, as of the date hereof. Effective upon filing of these Post-Effective Amendments, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and the Trust hereby terminates the effectiveness of the Registration Statements.

The Trust, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all Common Shares and other securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 1, 2024.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Joseph F. Coradino Joseph F. Coradino	Chairman and Chief Executive Officer (Principal Executive Officer	April 1, 2024

/s/ Mario C. Ventresca, Jr. Mario C. Ventresca, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 1, 2024

/s/ Sathana Semonsky Sathana Semonsky	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 1, 2024

/s/ George J. Alburger, Jr. George J. Alburger, Jr	Trustee	April 1, 2024

/s/ Michael J. DeMarco Michael J. DeMarco	Trustee	April 1, 2024

/s/ Mark E. Pasquerilla Mark E. Pasquerilla	Trustee	April 1, 2024

/s/ Charles P. Pizzi Charles P. Pizzi	Trustee	April 1, 2024

/s/ John J. Roberts John J. Roberts	Trustee	April 1, 2024

/s/ Kenneth B. Hart Kenneth B. Hart	Trustee	April 1, 2024